Vespoint Completes Recapitalization of American Life; A.M. Best assigns Financial Strength Rating B++ to American Life

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Midwest Holding Inc. →
12:00 ET

NEW YORK and LINCOLN, Neb., Dec. 13, 2018 /PRNewswire/ -- Midwest Holding Inc. (OTCQB: MDWT) ("Midwest"), together with its wholly-owned subsidiary American Life & Security Corp. ("American Life"), a Nebraska-based life and annuity insurer, announced today that Vespoint LLC ("Vespoint"), its controlling shareholder, has completed its recapitalization of American Life, and that A.M. Best has assigned American Life a Financial Strength rating of B++.

The latest contribution of $17.5 million brings Vespoint's total funding of American Life in 2018 to $20.5 million. This capital, combined with A.M. Best's B++ Financial Strength rating, marks a significant milestone in the partnership between Vespoint and American Life, and puts American Life on track for a 2019 launch of its new annuity product and marketing program.

"In our recapitalization, we found broad-based support for our vision of a technology-enabled life and annuity insurance carrier," says Mike Minnich, co-CEO of Vespoint and President of American Life. "We are thrilled to partner with such a diverse and strategic group of investors, with backgrounds spanning insurance, distribution, technology and investing."

"American Life has a rich history of providing financially stable life and annuity products for its customers," adds Michael Salem, co-CEO of Vespoint and Chairman of American Life. "Now, with new capital, new technology, and an innovative new strategy, American Life is poised to be an industry leader in the future."

"The transformation of American Life has been incredible to watch," says Mark Oliver, CEO of Midwest and Vice President of American Life. "In an unprecedented six-month execution, American Life has positioned itself to take advantage of an exciting opportunity. We could not be prouder of what our team in Lincoln has accomplished together with our strategic partners."

About American Life & Security Corp. and Midwest Holding Inc.
American Life is a life and annuity insurance company located in Lincoln, Nebraska. Founded in 1960, American Life has been providing financially stable insurance products to customers for almost 60 years. In 2018, Mike Minnich and Michael Salem joined the company, repositioning it as a technology-enabled, administratively-focused life and annuity carrier. www.american-life.com

Midwest Holding Inc., founded in 2003, is the financial services holding company for American Life.

About Vespoint LLC
Vespoint is a private insurance-focused investment, management and technology company founded by insurance and asset management veterans Mike Minnich and Michael Salem. Combining industry expertise with an innovative approach, Vespoint is uniquely positioned to take advantage of a rapidly changing insurance marketplace. www.vespointllc.com

Additional Information

Midwest is subject to the requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and files with the Securities and Exchange Commission (the "SEC") annual, quarterly and current reports, proxy statements and other documents. You may review and obtain copies of each such document filed by the Company with the SEC at the SEC's address or website. Additional information regarding the agreement under which Vespoint, through its wholly owned subsidiary, Xenith Holdings LLC, acquired its controlling interest in Midwest can be found in Midwest's Current Report on Form 8-K filed with the SEC on May 14, 2018.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act. Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as "expects," "believes," "intends," "anticipates," "plans," "estimates," "potential," "possible," "probable" or statements that certain actions, events or results "may," "will," "should," or "could" be taken, occur or be achieved. The forward-looking statements include statements about future operations. Forward-looking statements are based on current expectations and assumptions and analyses made by Midwest and Vespoint in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform with expectations is subject to a number of risks and uncertainties, including but not limited to: inability of management to execute its plans to meet its goals; Midwest's inability to obtain additional capital in order to pursue its proposed insurance expansion plans; lack of market acceptance of new insurance products; difficulties in integrating additional resources into the business plan of Midwest; breakdowns and failure of technology systems and the possibility that operating costs may not be reduced with the implementation of new technology and marketing plans. Midwest's annual report on Form 10-K for the year ended December 31, 2017, recent current reports on Form 8-K, and other SEC filings discuss some of the important risk factors identified that may affect its business, results of operations, and financial condition. Midwest and Vespoint undertake no obligation to revise or update publicly any forward-looking statements, except as required by law.

SOURCE Midwest Holding Inc.

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